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                                                           Exhibit (10)(iii)(n)


                                 HONEYWELL INC.
                     COMPENSATION PLAN FOR OUTSIDE DIRECTORS

     1. NAME OF PLAN. This plan shall be known as the Honeywell Inc. Compensation Plan for Outside Directors and is hereinafter referred to as the "Plan".

     2. PURPOSE OF PLAN. The purpose of the Plan is to enable Honeywell Inc., a Delaware corporation (the "Company"), to attract and retain persons of exceptional ability to serve as non-employee directors of the Company ("Directors"). The Plan provides for compensation through the payment of a Director's Annual Retainer and Meeting Fees in cash, or Honeywell Inc. common stock having a par value of $1.50 per share ("Common Stock"), or for the deferral of such fees.

     3. ELIGIBLE PARTICIPANTS. Each member of the Board of Directors of the Company ("Board") from time to time who is not a full-time employee of the Company or any of its subsidiaries shall be a participant ("Participant") in the Plan.

     4. EFFECTIVE DATE. The Plan as herein amended shall be effective as of July 19, 1994.

     5.  FEES

          ANNUAL RETAINER.   The term "Annual Retainer " shall mean the retainer
fee paid to a Participant for services on the Board for a Director Year.

          MEETING FEES. The term "Meeting Fees" shall mean the fees paid to a Participant for attending a meeting of the Board or a Committee of the Board. This term shall include all fees paid to a Participant for extraordinary or special Board and/or Committee meetings.

          PER DIEM FEES. The Chief Executive Officer, in his or her sole discretion, may authorize payment of a $1,000 per diem to a Participant who is asked to work on Board issues for a significant part of a day outside of normal Board or committee meetings.

     6. DIRECTORS ELECTIONS. (a) Each Participant shall be given an opportunity by the Company on an annual basis to elect ("Annual Election") to receive his or her Annual Retainer and Meeting Fees: (i) in cash, (ii) in shares of Common Stock, or (iii) in a combination of cash and Common Stock; and in addition a Participant may elect to defer receipt of the Annual Retainer and Meeting Fees, which the Participant has the opportunity to earn during the next succeeding Director Year. The "Director Year" is the fiscal year commencing on the date of the Company's Annual Meeting of Shareholders and ending on the date immediately preceding the next Annual Meeting of Shareholders.
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          (b) The Annual Election must be in writing and shall be delivered to the Corporate Secretary of the Company no later than the day preceding the date of the Annual Meeting of Shareholders. (The Annual Election shall be irrevocable after the beginning of the Director Year.) The Annual Election shall specify the applicable percentage of the Annual Retainer and Meeting Fees that such Participant elects to receive in cash, or shares of Common Stock, or to defer.

          (c) Any person who becomes a non-employee director following the Company's Annual Meeting of Shareholders, whether by appointment or election as a director (or by change in status from a full-time employee), shall receive an Annual Retainer prorated for the balance of that Director Year.

          7.  PAYMENTS

          CASH. If selected, cash payment for the Annual Retainer shall be paid as soon as practicable after the beginning of a Director Year, and cash payment for Meeting Fees shall be paid as soon as practicable after a meeting.

          SHARES. (a) If selected, the value of shares of Common Stock payable in lieu of the Annual Retainer, or the elected percentage thereof, shall equal 110% of the amount of the Annual Retainer, and the number thereof shall be determined based on the Fair Market Value (as defined in Section 9 hereunder) on the date of the Company's Annual Meeting of Shareholders.

                  (b) If selected, the value of shares of Common Stock payable in lieu of the Meeting Fees occurring within a calendar quarter shall equal 110% of the amount of such Meetings Fees and the number thereof shall be determined by taking 110% of the total cash amount of Meeting Fees for the quarterly period and dividing the amount by the Fair Market Value determined as of the last trading day for such quarter.

                  (c) All shares of Common Stock issued to a Participant in lieu of cash payments for the Annual Retainer or Meeting Fees shall be subject to the restriction that they may not be sold or transferred until the earliest to occur of the following:

                  (i) five years shall lapse from the date the applicable shares are credited to the Participant's account (the "Restriction Period");

                  (ii)   the Participant's death or disability;

                  (iii) the Participant, after being nominated to the Board, is not elected by the shareholders in an election for the Board;

                  (iv) the Board determines that the Participant will not be nominated for election to the Board;


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                  (v)    the Participant's service on the Board terminates
                         because of his or her resignation at the request of the Nominating Committee of the Board or his or her removal by action of the Company's stockholders;

                  (vi) the Participant's service on the Board terminates because the Participant has taken a position with a governmental agency in public service that does not permit membership on the board of directors of a publicly-held corporation; or

                  (vii)  the occurrence of a Change in Control, as set forth in
                         Section 14.

All shares of Common Stock subject to the foregoing restrictions are herein referred to as "Restricted Shares".

                  (d) In the event restrictions lapse, as provided in sections 7(c)(i)-(vii) above, a certificate for the applicable shares, free and clear of restrictions, will be delivered to the Director as soon as practicable thereafter. If the Participant's service on the Board terminates prior to the end of the Restriction Period for any reason other than those identified in sections 7(c)(ii)-(vii) above, the Director shall immediately forfeit the shares to the Company.

          DEFERRED FEES. (a) If selected by the Participant, deferred fees shall be credited to a deferred compensation account for each Participant. The amount of fees credited to a Participant's account shall equal the deferred cash amount for the Annual Retainer and/or Meeting Fees. Interest shall be credited to each account annually, as of December 31, and at the time of distribution of the entire balance of such an account, on the daily average balance of such account for such year or portion thereof. For account balances through December 31, 1990, the rate of interest for such year shall be the Company's return on investment for such year (or, in the case of a deferral made other than as of December 31, for the prior year), as calculated for management information purposes pursuant to the Company's applicable policy or practice then in effect. Commencing January 1, 1991, and, in any event, following retirement from the Board, the applicable interest rate is to be calculated at the Company's average five-year borrowing rate.

          (b) A Participant's deferred compensation account shall be paid to him or her in annual installments over a period of ten years, beginning with an initial installment to be paid on or about June 1 of the year following his or her retirement from the Board; provided, however, that the Chief Executive Officer shall have the discretion to direct the Company to make payments at different dates (but not before retirement by the Participant), over a longer or shorter period of time, or in a lump sum, all as the Chairman may direct from time to time and subject to change from time to time. For this purpose,


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retirement is defined as termination from service on the Board due to the first to occur of the following events: (i) retirement in compliance with the Board's retirement policy then in effect;(ii) retirement due to not being nominated for re-election to the Board; (iii) retirement due to not being re-elected by stockholders; (iv) disability or death; or (v) retirement due to the occurrence of a Change in Control, as set forth in Section 14.

          (c) In the event of a Participant's death, payments shall be made to the beneficiary designated by the Participant, or in the absence of an executed beneficiary form, to the person legally entitled thereto, as designated under his or her will, or to such heirs as determined under the laws of intestacy for the state of his or her domicile. Deferred amounts shall be nontransferable and shall not be assignable, alienable, salable or otherwise transferable by the Participant other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order.

          VOLUNTARY MID-YEAR TERMINATION. In the event a Participant voluntarily resigns from the Board during a Director Year, the Participant shall return to the Company a cash payment covering the prorated portion of the Annual Retainer for the balance of that Director Year. No return of any portion of the Annual Retainer shall be required in the event a Participant leaves the Board as the result of retirement, incapacity or death.

     8. SHARE CERTIFICATES, VOTING AND OTHER RIGHTS. The certificates for shares of Common Stock issued under Section 7 may be registered in the name of the Participant, or in the name of the Participant and one other individual as joint tenants, and shall be held by the Company during the Restriction Period as set forth in Section 7(c)(i). Any dividends or distributions, payable in cash or in kind, with respect to the Common Stock, shall be paid to the Participant. All Common Stock issued hereunder shall be fully paid and non-assessable and the Participant shall have all voting rights with respect thereto. The Company shall pay all original issue taxes with respect to the issue of shares and all other fees and expenses necessarily incurred by Company in connection therewith.

     9. FAIR MARKET VALUE. "Fair Market Value" means, as of any valuation date, the median of the high and low trading price of Honeywell Inc. Common Stock, par value $1.50 per share, as quoted in the New York Stock Exchange Composite Transactions, on such date as reported in the Wall Street Journal (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred).

     10. FRACTIONS OF SHARES. The Company shall not issue fractions of shares. Whenever under the terms of the Plan, a fractional share would otherwise be required to be issued, the Participant shall be paid in cash for such fractional share; or for Participants electing to receive Meeting Fees in stock, the unpaid amount shall be added to the fees for the next quarterly period.

     11. GENERAL RESTRICTIONS. The issuance of Common Stock or the delivery of certificates for such shares to Participants under the Plan shall be subject to the


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requirement that, if at any time the General Counsel or Corporate Secretary of the Company shall reasonably determine, in his or her discretion, that the listing, registration or qualification of such Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental body, is necessary or desirable as a condition of, or in connection with, the issuance or payment or delivery shall not take place unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the General Counsel or Corporate Secretary.

     12. SHARES AVAILABLE. Shares of Common Stock issuable under the Plan shall be taken from authorized but unissued or treasury shares of the Company, as shall from time to time be necessary for issuance pursuant to the Plan.

     13. CHANGE IN CAPITAL STRUCTURE. In the event of any change in the Honeywell Stock by reason of any stock dividend, split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation or other change in capitalization, appropriate adjustment shall be made by the Company in the number and kind of shares subject to the Plan and any other relevant provisions of the Plan, whose determination shall be binding and conclusive on all persons.

     14. CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred if any one or more of the following events has occurred:

          (a) Any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company, representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or

          (b) During any period of not more than two consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board and any new director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph's (a), (b) or (c) of this Section 14) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (c) The shareholders approve a merger or consolidation of the Company with any other person, other than (i) a merger or consolidation which would result in the


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voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
(ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities; or

          (d) The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

     15. INCOME TAX PROVISIONS. No income will be recognized by a Participant at the time of the deferral of Annual Retainer and/or Meeting Fees. Upon payment to a Participant with respect to amounts previously deferred, the Participant will recognize ordinary income in an amount equal to the sum of the cash received from a Participant's deferred compensation account. No income will be recognized by a Participant at the time of issuance of Restricted Shares, unless an election under Internal Revenue Code Section 83(b) is made by the Participant.

     16. ADMINISTRATION. The Plan shall be administered by the Chief Executive Officer, who shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as he or she may deem necessary or desirable. The Chief Executive Officer may from time to time make such amendments to the Plan as he or she may deem proper, necessary, and in the best interests of the Company.

     17. RIGHTS OF DIRECTORS. Nothing in the plan shall confer upon any Participant any right to serve on the Board for any period of time or to continue his or her current or any other rate of compensation.

     18. GOVERNING LAW. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Minnesota.


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